UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2015

TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	001-34657 (Commission File Number)	75-2679109 (I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)

75201
(Zip Code)

214-932-6600
(Registrant's telephone number,
including area code)

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
Texas Capital Bancshares, Inc. (TCBI) will meet with investors at a Non-Deal Roadshow with Deutsche Bank in Boston, MA, on September 10, 2015. Keith Cargill, President and CEO, Peter Bartholow, Chief Operating Officer and CFO, and Heather Worley, Director of Investor Relations will conduct the investor meetings.
TCBI will meet with investors at the Stephens Bank CEO Forum in Little Rock, AR, on September 16-17, 2015. Peter Bartholow, Chief Operating Officer and CFO, and Heather Worley, Director of Investor Relations, will conduct the investor meetings.
TCBI will present at the Barclays Global Financial Services Conference ("Barclays Conference") in New York, NY, on September 17, 2015. Keith Cargill, President and CEO, and Julie Anderson, Controller and Chief Accounting Officer, will make the presentation, which will begin at 2:45 p.m. ET. A live audio webcast will be available approximately one hour after the conclusion of the presentation and the URL to access the webcast will be available on our website at www.texascapitalbank.com in the Investors section prior to September 17, 2015. The presentation materials will be discussed at meetings with investors held during the conference before and after the presentation.
A copy of the presentation materials, which will be discussed in meetings with investors and presented at the Barclays Conference, is attached hereto as Exhibit 99.1. From time to time, TCBI may also use the presentation materials in conversations with investors and analysts prior to the release of operating results for the third quarter of 2015.

The information in Items 7.01 and 9.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 9, 2015	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie L. Anderson
Julie L. Anderson Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Presentation Materials